                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2004


                            IBF Fund Liquidating LLC
                            ------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


       333-71091*                                         06-1708882
       ---------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)


  c/o Arthur Steinberg, as ICA Trustee
            Kaye Scholer LLP
            425 Park Avenue
            New York, New York                               10022
           -------------------                               -----
(Address of principal executive offices)                   (Zip Code)


                                 (212) 836-8564
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

* IBF Fund Liquidating LLC (the "Company") is the transferee of the assets and certain liabilities of IBF Collateralized Finance Corporation ("CFC"), IBF VI - Secured Lending Corporation ("SLC") and IBF Premier Hotel Group, Inc. ("IBF Hotel") pursuant to the First Amended Joint Liquidating Plan of Reorganization (the "Plan") with Respect To InterBank Funding Corp. ("IBF"), SLC, CFC and IBF Hotel that was confirmed by order of the United States Bankruptcy Court for the Southern District of New York dated August 14, 2003 and approved in all respects by order dated September 5, 2003 of the United States District Court for the Southern District of New York. On December 10, 2003, the Plan went effective with respect to CFC, SLC and IBF Hotel. Pursuant to oral no-action relief provided by the Office of Chief Counsel, Division of Corporate Finance of the Commission on August 12, 2003 (the "No-Action Relief"), the Company is submitting this Current Report under cover of Form 8-K under SLC's former Commission file number. Pursuant to the No-Action Relief, this Current Report is not deemed filed pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 1.01 Entry into a Material Definitive Agreement.

     On February 18, 2005, IBF Fund Liquidating LLC (the "Company") entered into an Acquisition Agreement and Plan of Merger (the "Merger Agreement") with Sunset Brands, Inc. ("Sunset"), a wholly-owned subsidiary of Sunset ("Merger Sub") and U.S. Mills, Inc. ("USM"). Pursuant to the Merger Agreement, Merger Sub will merge with and into USM, with USM continuing as the surviving corporation (the "Merger"). The Company holds approximately $7.5 million of USM debt and is the majority stockholder of USM and, as a result of the liquidation preference to which the Company is entitled, will receive all of the proceeds from the Merger after the repayment of debt, the payment of the fees and expenses of USM incurred in connection with the Merger and the payment of certain bonuses to management of USM.

     The following description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this Current Report by reference.

     At the effective time and as a result of the Merger, the outstanding shares of capital stock of USM will be canceled and the holders thereof will receive, in the aggregate, the following consideration (the "Merger Consideration"): (i) $17 million in cash less any cash used to repay outstanding indebtedness for borrowed money of USM, including approximately $7.5 million owed to the Company and its affiliates, and (ii) a number of units of Sunset ("Units") having an aggregate value of $3 million, consisting of shares of Series B preferred stock of Sunset ("Series B Preferred Stock") and warrants ("Warrants") exercisable into shares of common stock of Sunset ("Sunset Common Stock"). The Merger Consideration is subject to adjustment, upward or downward, dollar-for-dollar, by the amount (the "Working Capital Adjustment"), if any, by which USM's working capital (as defined in the Merger Agreement) as of the closing of the Merger is greater or less than a deficit of $750,000. Any upward adjustment of the Merger Consideration may not exceed $500,000, and will be paid through the issuance of additional Units. In addition, in the event that USM's earnings before interest, taxes, depreciation and amortization as reported in its audited financial statements for the fiscal year ended December 31, 2004, less the dollar amount of certain bonuses, is less than $2.044 million, the aggregate Merger Consideration will be reduced by the amount of such deficit multiplied by ten.

         Pursuant to the Merger Agreement, an aggregate of $1.3 million in cash and Units having a value of $1.2 million will be withheld from the Merger Consideration and deposited into escrow at the closing of the Merger to be held by a third-party escrow agent pursuant to the terms of an escrow agreement to be entered into by the parties to the Merger Agreement at the closing (the "Escrow Agreement"). Pursuant to the terms of the Merger Agreement and the Escrow Agreement, the amount deposited into escrow will secure the payment of any Working Capital Adjustment and the indemnification obligations of the Company and USM following the consummation of the Merger. The amounts held in escrow will be retained by the escrow agent until the second business day following the first anniversary of the closing of the Merger, unless earlier released in payment of a Working Capital Adjustment, if any, or otherwise in accordance with the terms of the Merger Agreement. Upon determination of the final Working Capital Adjustment, all but $300,000 of the cash in escrow will be released to the Company, leaving no more than $1.5 million in escrow ($1.2 million of Units and $300,000 in cash) to cover any indemnification claims made by Sunset following the closing.

     The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company and USM (i) to conduct the business of USM in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, and (ii) not to engage in certain kinds of transactions during such period. In addition, the Company and USM have agreed not to: (x) solicit proposals relating to alternative business combination transactions or (y) subject to certain exceptions, enter into discussions concerning or provide confidential information of USM in connection with alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including
(i) approval by the holders of USM's capital stock, (ii) to the extent required under applicable law, approval of holders of Sunset's capital stock, (iii) absence of any law or order prohibiting the closing, (iv) subject to certain exceptions, the accuracy of representations and warranties, (v) the absence of any material adverse change in USM's business and (vi) the delivery of customary opinions and closing documentation. In addition, the closing is conditioned upon cancellation of any indebtedness of USM for borrowed money in excess of $17 million (which may include indebtedness held by the Company), and the entry of a final, non-appealable order of the United States Bankruptcy Court for the Southern District of New York approving the execution and delivery of the Merger Agreement by the Company and the transactions contemplated thereby (the "Court Approval"). If the Court Approval is not obtained on or before April 1, 2005 and the Merger Agreement is thereafter terminated, and thereafter, the Company and/or USM consummates an alternative transaction with respect to USM, the Company must pay to Sunset $500,000.

     Pursuant to the terms of the Merger Agreement, Sunset was required, within five business days of the execution of the Merger Agreement, to deliver into escrow $500,000 in cash and 500,000 shares of Sunset Common Stock (the "Deposit"). Sunset did not make the Deposit within such time period. Accordingly, the Merger Agreement was amended on March 7, 2005 (the "Amendment") pursuant to which (i) the parties entered into an escrow agreement with a third-party escrow agent on such date (the "Deposit Escrow Agreement") pursuant to which the Deposit was made into an escrow account to be held and disbursed pursuant to the terms of the Deposit Escrow Agreement and the Merger Agreement, and (ii) the parties agreed that the Escrow Agreement would be entered into at the closing of the Merger. Pursuant to the terms of the Merger Agreement and the Deposit Escrow Agreement, if, after April 15, 2005, the conditions to Sunset's obligation to consummate the Merger are satisfied and Sunset does not at that time have the financing necessary to consummate the Merger, the Deposit will be released to USM and Sunset will be obligated to repurchase from USM the shares of Sunset Common Stock comprising a portion of the Deposit for a purchase price of $1.00 per share. If the Merger is consummated, the escrow agent under the Deposit Escrow Agreement will return the shares of Sunset Common Stock comprising a portion of the Deposit to Sunset and will deposit the cash portion of the

Deposit with the escrow agent under the Escrow Agreement to be held and disbursed in accordance therewith.

     The foregoing descriptions of the Amendment and the Deposit Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Deposit Escrow Agreement, which are filed as Exhibits 99.2 and 99.3 hereto, respectively, and which are incorporated into this Current Report by reference.

     In connection with the Merger, on February 18, 2005, the Company entered into an agreement (the "Letter Agreement") with Charles T. Verde and Cynthia Davis, the President and Executive Vice President, respectively, of USM, pursuant to which the Company agreed to pay to each of Mr. Verde and Ms. Davis
(i) $410,000 following the effective time of the Merger, which represents the amount of bonus compensation that each is entitled to receive from USM in respect of his or her employment with USM during 2003 and 2004 and in connection with the consummation of the Merger, and (ii) an amount in cash equal to 7% of the net proceeds the Company receives from time to time in connection with any sale of the shares of Series B Preferred Stock it receives in connection with the Merger, or the shares of Sunset Common Stock into which such shares of Series B Preferred Stock are convertible.

     The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 99.4 hereto, and which is incorporated into this Current Report by reference.

     The Merger is scheduled to close not later than April 15, 2005. The Merger Agreement contains certain termination rights of the Company, USM and Sunset.

     As one of the conditions to the closing of the Merger, Sunset and the Company will enter into an Investor Rights Agreement (the "Investor Rights Agreement"), pursuant to which Sunset will provide certain registration rights to the holders of the Units ("Holders") issued to the Company in connection with the Merger (or shares of Sunset Common Stock issuable upon conversion or exercise of the shares of the Series B Preferred Stock and Warrants underlying the Units). In addition, the Investor Rights Agreement provides for certain restrictions on the transfer and sale of the Series B Preferred Stock and Warrants included in the Units issued in connection with the Merger and the shares of Sunset Common Stock issuable upon conversion or exercise thereof for a period of three years following the consummation of the Merger; provided, that such restrictions will not apply to sales of shares of Sunset Common Stock underlying the Units made after the earlier of (i) one year following the effective date of the registration statement registering such shares of Sunset Common Stock for resale, and (ii) 15 months following the consummation of the Merger; provided, however, that certain trading price and average daily volume thresholds must be met prior to any such sales. Further, the Investor Rights Agreement provides for the repurchase by Sunset of the Series B Preferred Stock and cancellation of all or part of the Warrants in certain circumstances. Specifically, Sunset may, directly or through a designee, repurchase from the Holders the shares of Series B Preferred Stock issued in connection with the Merger at any time and must repurchase any such shares of Series B

Preferred Stock on the third anniversary of the consummation of the Merger. The repurchase price for all Series B Preferred Stock issued pursuant to the Merger will be $3 million plus any accrued dividends. In the event Sunset does not repurchase the Series B Preferred Stock prior to the first anniversary of the consummation of the Merger, Sunset will be required to pay premiums (the "Repurchase Premiums"), either in cash or in additional shares of Series B Preferred Stock, which Repurchase Premiums will accrue on a quarterly basis and will be at a rate so that the annual dividend rate payable on the Series B Preferred Stock when added to the annual Repurchase Premium equals 8%, 14% and 20% in years one, two and three, respectively. In addition, the Investor Rights Agreement provides that a portion of the Warrants will vest over three years following the consummation of the Merger, with the unvested portion being canceled upon the repurchase, conversion or sale of the shares of Series B Preferred Stock prior to the third anniversary thereof.

     The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Investor Rights Agreement, which is filed as Exhibit 99.5 hereto, and which is incorporated into this Current Report by reference.

     On February 22, 2005, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with IBF V-Alternative Investment Holdings, LLC ("AIH"), pursuant to which the Company will acquire all of the assets of AIH for a purchase price equal to $280,502.32 in cash plus the issuance to AIH of membership interests in the Company (which, as of the date of execution of the Asset Purchase Agreement, equaled 1.9339% of the membership interests in the Company), plus the contribution to AIH of the interests owned by the Company in AIH. The assets of AIH consist primarily of 130 shares of common stock of American Benefit Resources, Inc. and 271,085 shares of common stock and 207,792 shares of Series B preferred stock of USM. The consummation of the transactions contemplated by the Asset Purchase Agreement have been approved as the necessary consents and approvals of members of AIH owning a majority of the membership interests of AIH have been received.

     The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 99.6 hereto, and which is incorporated into this Current Report by reference.

Item 8.01  Other Events.

     In December 2003, the Company issued a note in the original principal amount of $5 million (with an interest rate of 3.5% per annum) (the "Escrow Note") payable to certain investors ("Escrow Investors") who had invested in IBF Collateralized Finance Corp. and IBF VI-Secured Lending Corp. (together, the "Funds") after December 17, 2001 and whose monies were deposited at the time into an escrow account created pursuant to discussions with the Securities and Exchange Commission. On October 19, 2004, the court-appointed trustee under the Investment Company Act of 1940 of the Funds, who also serves as the manager and liquidating agent of the Company, arranged for the Escrow Note to be paid in full on or about such date, and to make a distribution to investors in the Funds holding general unsecured claims ("General Investors"). The distribution made on or about October 19, 2005 of approximately $9.2 million consisted of approximately $5.2 million, which was used to repay the Escrow Note in full, and $4 million, which was distributed to General Investors and Escrow Investors on account of their deficiency claim.

     On or about February 22, 2005, the Company distributed $7 million to General Investors and Escrow Investors on account of their deficiency claim.

Item 9.01  Financial Statements and Exhibits.

     (c)       Exhibits

               The following Exhibits are filed as part of this Current Report

     99.1 Acquisition Agreement and Plan of Merger, dated as of February 18, 2005, among IBF Fund Liquidating LLC, U.S. Mills, Inc., USM Acquisition Sub, Inc. and Sunset Brands, Inc.

     99.2 Amendment No. 1 to Acquisition Agreement and Plan of Merger, dated as of March 7, 2005, among IBF Fund Liquidating LLC, U.S. Mills, Inc., USM Acquisition Sub, Inc. and Sunset Brands, Inc.

     99.3 Escrow Agreement, dated as of March 7, 2005, among Sunset Brands, Inc., U.S. Mills, Inc., IBF Fund Liquidating LLC and Continental Stock Transfer & Trust Company, as escrow agent

     99.4 Letter Agreement, dated as of February 18, 2005, among IBF Fund Liquidating LLC, Charles T. Verde and Cynthia Davis

     99.5 Form of Investor Rights Agreement to be entered into by Sunset Brands, Inc. and IBF Fund Liquidating LLC

     99.6 Asset Purchase Agreement, dated as of February 22, 2005, among IBF Fund Liquidating LLC and IBF V-Alternative Investment Holdings, LLC

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    IBF FUND LIQUIDATING LLC



Date:  March 16, 2005                      By: /S/ Arthur J. Steinberg
                                              ---------------------------------
                                              Name:  Arthur J. Steinberg
                                              Title: ICA Trustee and Manager

                                  EXHIBIT INDEX



   Exhibit No.                         Description

     99.1 Acquisition Agreement and Plan of Merger, dated as of February 18, 2005, among IBF Fund Liquidating LLC, U.S. Mills, Inc., USM Acquisition Sub, Inc. and Sunset Brands, Inc.

     99.2 Amendment No. 1 to Acquisition Agreement and Plan of Merger, dated as of March 7, 2005, among IBF Fund Liquidating LLC, U.S. Mills, Inc., USM Acquisition Sub, Inc. and Sunset Brands, Inc.

     99.3 Escrow Agreement, dated as of March 7, 2005, among Sunset Brands, Inc., U.S. Mills, Inc., IBF Fund Liquidating LLC and Continental Stock Transfer & Trust Company, as escrow agent

     99.4 Letter Agreement, dated as of February 18, 2005, among IBF Fund Liquidating LLC, Charles T. Verde and Cynthia Davis

     99.5 Form of Investor Rights Agreement to be entered into by Sunset Brands, Inc. and IBF Fund Liquidating LLC

     99.6 Asset Purchase Agreement, dated as of February 22, 2005, among IBF Fund Liquidating LLC and IBF V-Alternative Investment Holdings, LLC